UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 22, 2010

MARCO COMMUNITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Florida	000-50557	84-1620092
(State or other jurisdiction Of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

1770 San Marco Road, Marco Island, FL	34145
(address of principal executive offices)	(Zip Code)

Registrant’s telephone number: (239) 389-5200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	Results of Operations and Financial Condition.

On January 26, 2010, the Company distributed a letter to its shareholders containing information regarding the Company’s results of operations for 2009. A copy of that letter is filed with this Form 8-K as Exhibit 99.1.

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At meetings on January 22, 2010, the Boards of Directors of Marco Community Bancorp, Inc. (“Company”) and the Company’s wholly-owned subsidiary, Marco Community Bank (“Bank”) both accepted the resignation of Thomas J. Mitchusson as their Chief Financial Officer and Senior Vice President. On the same date, the Boards, subject to regulatory clearance, both appointed Laura Witty, age 46, to assume Mr. Mitchusson’s positions. Ms. Witty has served as Vice President and Controller of the Bank since March 2005 and, for a portion of 2008, served as Interim Chief Financial Officer of the Company and of the Bank. Ms. Witty has more than 25 years banking experience. Prior to her joining the Company she served as First National Bank of Florida’s Financial Reporting Manager and as Assistant Cashier at Citizens Community Bank, Marco Island, Florida, prior to their merger.

Also on January 22, 2010, the Board of Directors of the Bank accepted the resignation of Anthony J. Iannotta as Executive Vice President and a member of the Board of Directors.

ITEM 9.01.	Financial Statements and Exhibits.

The following exhibit is filed with this Form 8-K:

99.1	Letter to shareholders dated January 26, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marco Community Bancorp, Inc.
(Registrant)
Date: January 26, 2010

/S/ RICHARD STORM, JR.
Richard Storm, Jr.
Chairman, Chief Executive Officer & President